Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 21, 2026
SECOND QUARTER 2026 FINANCIAL RESULTS

Quarter Highlights:

Net income	Diluted earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$268.8 million	$2.36	$412.4 million	3.53%	58.0%	$69.11
				48.9%, adjusted for deposit costs[1]	$63.24, excluding goodwill and intangibles[1]

CEO COMMENTARY:
"Western Alliance generated solid financial results in the second quarter, highlighted by strong, pre-provision net revenue[1], diversified and robust loan growth, the launch of our deposit optimization strategy, and stable asset quality,” said Kenneth A. Vecchione, Chairman, President and Chief Executive Officer. “Earnings per share of $2.36, rose 6.3% from an adjusted EPS[2] of $2.22 in the prior quarter. Our results were driven by quarterly HFI loan growth of $1.8 billion, which reflected ongoing momentum in our C&I businesses. Net interest income rose 4% from the prior quarter, primarily from a $2.7 billion increase in average earning assets, and benefitted from a stable net interest margin, which was supported by lower funding costs. Asset quality trends continue to improve. Special mention and classified accruing loans declined approximately 22% and 3.3%, respectively, while net charge-offs declined 2 basis points from the Q1 adjusted level to 0.37%. Tangible book value per share[1] climbed 13.2% year-over-year to $63.24 and the CET1 ratio remained 11.0%, while our allowance for credit losses ratio increased 2 basis points to 0.89%."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $268.8 million and earnings per share of $2.36, up 42.1% and 43.0%, from $189.2 million and $1.65, respectively (or up 7.0% and 6.3%, respectively, from as adjusted2 amounts of $251.3 million and $2.22, respectively)
▪Net revenue of $995.7 million, a decrease of 2.3%, or $23.2 million, from $1.0 billion (or up 2.8%, or $27.3 million, from $968.4 million on an as adjusted2 basis), compared to an increase in non-interest expenses of 1.5%, or $8.9 million
▪Pre-provision net revenue1 of $412.4 million, down $32.1 million from $444.5 million (or up $18.4 million, or 4.7%, from $394.0 million, as adjusted2)
▪Effective tax rate of 19.0%, compared to 18.2%
▪Net income of $268.8 million and earnings per share of $2.36, up 13.0% and 14.0%, from $237.8 million and $2.07, respectively
▪Net revenue of $995.7 million, an increase of 17.7%, or $149.8 million, from $845.9 million, compared to an increase in non-interest expenses of 13.3%, or $68.6 million
▪Pre-provision net revenue1 of $412.4 million, up $81.2 million from $331.2 million
▪Effective tax rate of 19.0%, compared to 18.4%

FINANCIAL POSITION RESULTS:
▪HFI loans of $60.9 billion, up $1.8 billion, or 3.1%
▪Total deposits of $81.9 billion, down $849 million, or 1.0%
▪HFI loan-to-deposit ratio of 74.4%, up from 71.5%
▪Total equity of $8.1 billion, up $227 million, or 2.9%
▪Increase in HFI loans of $5.0 billion, or 9.0%
▪Increase in total deposits of $10.8 billion, or 15.1%
▪HFI loan-to-deposit ratio of 74.4%, down from 78.7%
▪Increase in total equity of $728 million, or 9.8%

LOANS AND ASSET QUALITY:
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.92%, increased from 0.83%
▪Criticized loans of $1.3 billion, down $32 million from $1.4 billion
▪Special mention loans of $316 million, down $87 million from $403 million
▪Repossessed assets of $126 million, up $3 million from $123 million
▪Annualized net loan charge-offs to average loans outstanding of 0.37%, compared to 1.45% (or 0.39%, as adjusted2)
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.92%, increased from 0.76%
▪Criticized loans of $1.3 billion, down $168 million from $1.5 billion
▪Special mention loans of $316 million, down $128 million from $444 million
▪Repossessed assets of $126 million, down $92 million from $218 million
▪Annualized net loan charge-offs to average loans outstanding of 0.37%, compared to 0.22%
1    See Reconciliation of Non-GAAP Financial Measures beginning on page 17.
2    The Company's first quarter 2026 financial results reflected provision for credit losses related to the charge-off of the remaining $126.4 million Leucadia Asset Management LLC ("LAM") loan, partially offset by $50.5 million in gains from security sales. The adjusted Q1-26 metrics exclude the impact of these items, as well as a $26.1 million charge-off from the specific reserve previously established on the Cantor Group V, LLC ("Cantor") loan. Refer to the reconciliations beginning on page 19 for non-GAAP financial measures that exclude the effects of these actions.

SECOND QUARTER 2026 FINANCIAL RESULTS

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.53%, essentially flat to 3.54%
▪Return on average assets and on tangible common equity1 of 1.09% and 15.3%, compared to 0.80% (or 1.07%, as adjusted2) and 10.5% (or 14.2%, as adjusted2), respectively
▪Tangible common equity ratio1 of 7.0%, increased from 6.8%
▪CET 1 ratio of 11.0%, unchanged from 11.0%
▪Tangible book value per share1, net of tax, of $63.24, an increase of 3.4% from $61.14
▪Efficiency ratio1 of 58.0%, an increase of 2.2%, from 55.8%
▪Efficiency ratio, adjusted for deposit costs1 of 48.9%, an increase of 1.4% from 47.5%

▪Net interest margin of 3.53%, unchanged from 3.53%
▪Return on average assets and on tangible common equity1 of 1.09% and 15.3%, compared to 1.10% and 14.9%, respectively
▪Tangible common equity ratio1 of 7.0%, decreased from 7.2%
▪CET 1 ratio of 11.0%, compared to 11.2%
▪Tangible book value per share1, net of tax, of $63.24, an increase of 13.2% from $55.87
▪Efficiency ratio1 of 58.0%, a decrease of 2.1%, from 60.1%
▪Efficiency ratio, adjusted for deposit costs1 of 48.9%, a decrease of 2.9%, from 51.8%

1     See Reconciliation of Non-GAAP Financial Measures beginning on page 17.
2    The Company's first quarter 2026 financial results reflected provision for credit losses related to the charge-off of the remaining $126.4 million LAM loan, partially offset by $50.5 million in gains from security sales. The adjusted Q1-26 metrics below exclude the impact of these items, as well as a $26.1 million charge-off from the specific reserve previously established on the Cantor loan. Refer to the reconciliations beginning on page 19 for non-GAAP financial measures that exclude the effects of these actions.

Income Statement
Net interest income totaled $796.9 million in the second quarter 2026, an increase of $30.6 million, or 4.0%, from $766.3 million in the first quarter 2026, and an increase of $99.3 million, or 14.2%, compared to the second quarter 2025. The increase in net interest income from the first quarter 2026 was primarily due to an increase in average interest bearing assets, which were partially offset by an increase in average interest bearing liabilities and declining yields on interest earning assets. The increase in net interest income from the second quarter 2025 was driven by an increase in average interest earning asset balances, partially offset by declining yields on these assets.
The Company recorded a provision for credit losses of $80.4 million in the second quarter 2026, a decrease of $132.8 million from $213.2 million in the first quarter 2026, and an increase of $40.5 million from $39.9 million in the second quarter 2025. The decrease from the first quarter 2026 was primarily driven by lower charge-offs, as the first quarter 2026 provision for credit losses included a $126.4 million charge-off of the remaining LAM loan balance. The provision for credit losses during the second quarter 2026 was primarily driven by net charge-offs totaling $55.0 million and loan growth, which increased the total allowance for credit losses to funded HFI loans ratio from 87 to 89 basis points.
The Company’s net interest margin was 3.53% in the second quarter 2026, a decrease from 3.54% in the first quarter 2026, and flat from 3.53% in the second quarter 2025. Net interest margin decreased slightly from the first quarter 2026 due to an increase in average interest bearing liabilities and declining yields on interest earning assets, partially offset by an increase in average interest earning assets. Net interest margin was flat from the second quarter 2025 as a reduction in interest bearing liability costs was offset by declining yields on interest earning assets.

Non-interest income was $198.8 million for the second quarter 2026, compared to $252.6 million for the first quarter 2026, and $148.3 million for the second quarter 2025. The decrease in non-interest income of $53.8 million from the first quarter 2026 was primarily due to decreases in gain on sales of investment securities of $47.5 million, service charges and fees of $25.4 million, and net gain on mortgage loan origination and sale activities of $19.3 million, partially offset by an increase in net loan servicing revenue of $32.6 million. The increase in non-interest income of $50.5 million from the second quarter 2025 was primarily driven by increases in service charges and fees, net gain on mortgage loan origination and sale activities, fair value gain adjustments, and income from equity investments. These increases were partially offset by a reduction on gain on sales of investment securities and a decrease in net loan servicing revenue.
Net revenue totaled $995.7 million for the second quarter 2026, a decrease of $23.2 million, or 2.3%, compared to $1.0 billion for the first quarter 2026, and an increase of $149.8 million, or 17.7%, compared to $845.9 million for the second quarter 2025. Excluding $50.5 million of first quarter 2026 security sale gains, second quarter 2026 net revenue increased $27.3 million from adjusted2 net revenue of $968.4 million.
Non-interest expense was $583.3 million for the second quarter 2026, compared to $574.4 million for the first quarter 2026, and $514.7 million for the second quarter 2025. The increase in non-interest expense of $8.9 million from the first quarter 2026 was primarily due to an increase of $15.9 million in deposit costs driven by increased average mortgage warehouse related balances, partially offset by a decrease of $13.1 million in other non-interest expense. The decrease in other non-interest expense was primarily driven by decreased costs associated with Juris banking, which had a comparable decrease in service charges and fees within non-interest income. The increase in non-interest expense of $68.6 million from the second quarter 2025 was primarily attributable to increased deposit costs of $31.8 million and increased salaries and employee benefits of $24.4 million. These increases were partially offset by decreased insurance costs of $9.1 million.
The Company's efficiency ratio was 58.0% for the second quarter 2026, compared to 55.8% for the first quarter 2026, and 60.1% for the second quarter 2025. The Company’s efficiency ratio, adjusted for deposit costs1, was 48.9% for the second quarter 2026, compared to 47.5% in the first quarter 2026, and 51.8% for the second quarter 2025.
Income tax expense was $63.2 million for the second quarter 2026, compared to $42.1 million for the first quarter 2026, and $53.5 million for the second quarter 2025. The increase in income tax expense from the first quarter 2026 was primarily driven by an increase in pretax income and decreases in investment tax credits and stock compensation benefits. The increase in income tax expense from the second quarter 2025 was primarily driven by an increase in pretax income and a decrease in investment tax credits.
Net income was $268.8 million for the second quarter 2026, an increase of $79.6 million from $189.2 million (or an increase of $17.5 million from $251.3 million, as adjusted2) for the first quarter 2026, and an increase of $31.0 million from $237.8 million for the second quarter 2025. Earnings per share totaled $2.36 for the second quarter 2026, compared to $1.65 (or $2.22, as adjusted2) for the first quarter 2026, and $2.07 for the second quarter 2025.
The Company believes its pre-provision net revenue1 ("PPNR"), which it defines as net revenue less non-interest expense, is a key metric for assessing the Company’s earnings power. For the second quarter 2026, the Company’s PPNR1 was $412.4 million, down $32.1 million from $444.5 million (or an increase of $18.4 million from $394.0 million, as adjusted2) in the first quarter 2026, and up $81.2 million from $331.2 million in the second quarter 2025.

1    See Reconciliation of Non-GAAP Financial Measures beginning on page 17.
2    The Company's first quarter and year-to-date 2026 financial results reflect the impact to provision for credit losses, arising from the charge-off of the remaining $126.4 million balance of the LAM loan in the first quarter 2026. This impact was partially offset by $50.5 million in gains from security sales for the first quarter 2026. Refer to the reconciliations beginning on page 19 for non-GAAP financial measures that exclude the effects of these actions.

Balance Sheet
HFI loans, net of deferred fees, totaled $60.9 billion at June 30, 2026, compared to $59.1 billion at March 31, 2026, and $55.9 billion at June 30, 2025. The increase in HFI loans of $1.8 billion from the prior quarter was primarily driven by increases of $1.5 billion and $283 million in commercial and industrial loans and residential real estate loans, respectively. The increase in HFI loans of $5.0 billion from June 30, 2025 was primarily driven by increases of $4.8 billion and $583 million in commercial and industrial and residential real estate loans, respectively, partially offset by decreases of $285 million and $171 million in construction and land development and commercial real estate owner occupied loans, respectively. HFS loans totaled $4.3 billion at June 30, 2026, $3.9 billion at March 31, 2026, and $3.0 billion at June 30, 2025. The increase in HFS loans of $411 million from March 31, 2026 was primarily driven by increases of $322 million and $138 million in agency-conforming and government-insured or guaranteed mortgage loans, respectively. The increase in HFS loans of $1.3 billion from June 30, 2025 was primarily driven by increases of $670 million and $514 million in government-insured or guaranteed and agency-conforming mortgage loans, respectively.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.80% at June 30, 2026, 0.78% at March 31, 2026, and 0.71% at June 30, 2025. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.89% at June 30, 2026, 0.87% at March 31, 2026, and 0.78% at June 30, 2025. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $7.8 billion, $7.9 billion, and $8.4 billion as of June 30, 2026, March 31, 2026, and June 30, 2025, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $10.2 million as of June 30, 2026, $11.2 million as of March 31, 2026, and $11.8 million as of June 30, 2025. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 1.01% at June 30, 2026, 1.00% at March 31, 2026, and 0.91% at June 30, 2025.
Deposits totaled $81.9 billion at June 30, 2026, a decrease of $849 million from March 31, 2026, and an increase of $10.8 billion from $71.1 billion at June 30, 2025. The decline in deposits from the prior quarter reflected the Company's deposit optimization strategy to reduce higher-cost balances, which drove decreases of $528 million, $258 million, and $126 million from savings and money market accounts, non-interest bearing deposits, and interest-bearing demand deposits, respectively. From June 30, 2025, non-interest bearing deposits, interest-bearing demand deposits, and savings and money market accounts increased $4.8 billion, $3.6 billion, and $2.7 billion, respectively. Non-interest bearing deposits totaled $27.8 billion at June 30, 2026, compared to $28.1 billion at March 31, 2026, and $23.0 billion at June 30, 2025.
The table below shows the Company's deposit types as a percentage of total deposits:

	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Non-interest bearing	34.0%	34.0%	32.3%
Interest-bearing demand	23.5	23.4	22.0
Savings and money market	30.4	30.7	31.3
Certificates of deposit	12.1	11.9	14.4
The Company’s ratio of HFI loans to deposits was 74.4% at June 30, 2026, compared to 71.5% at March 31, 2026, and 78.7% at June 30, 2025.
Borrowings totaled $6.2 billion at June 30, 2026, $5.6 billion at March 31, 2026, and $6.1 billion at June 30, 2025. Borrowings increased $626 million from March 31, 2026 driven by a $393 million increase in long-term borrowings and a $234 million increase in short-term borrowings. Borrowings increased $184 million from June 30, 2025, reflecting an increase in short-term borrowings of $1.6 billion, partially offset by a $1.4 billion decrease in long-term borrowings.
Qualifying debt totaled $1.1 billion at June 30, 2026 and March 31, 2026, up from $678 million at June 30, 2025. The increase in qualifying debt from June 30, 2025 was primarily due to the issuance of $400 million of subordinated debt during the quarter ended December 31, 2025.
Total equity was $8.1 billion at June 30, 2026, compared to $7.9 billion at March 31, 2026, and $7.4 billion at June 30, 2025. The increase in total equity from the prior quarter was primarily due to net income of $268.8 million, partially offset by cash dividends paid during the second quarter, comprised of $45.9 million, or $0.42 per common share, $3.2 million, or $0.27 per depositary share, and $7.1 million on preferred stock of the Company's REIT subsidiary. The increase in equity from June 30, 2025 was primarily driven by net income, partially offset by dividends to stockholders and share repurchases. The Company has repurchased 1.6 million shares for $120.4 million under the Company's $300 million share repurchase program since its inception in the third quarter 2025.
The Company's common equity tier 1 capital ratio was 11.0% at June 30, 2026 and March 31, 2026, and 11.2% at June 30, 2025. At June 30, 2026, tangible common equity, net of tax1, was 7.0% of tangible assets1 and total capital was 14.1% of risk-weighted assets. The Company’s tangible book value per share1 was $63.24 at June 30, 2026, an increase of 3.4% from $61.14 at March 31, 2026, and an increase of 13.2% from $55.87 at June 30, 2025. The increase in tangible book value per share from June 30, 2025 was primarily attributable to net income.
Total assets decreased $152 million, or 0.2%, to $98.7 billion at June 30, 2026 from $98.9 billion at March 31, 2026, and increased 13.8% from $86.7 billion at June 30, 2025. The decrease in total assets from March 31, 2026 was primarily driven by decreased cash, partially offset by increased HFI and HFS loans. The increase in total assets from June 30, 2025 was primarily driven by increased HFI and HFS loans, cash, and investment securities.

1     See Reconciliation of Non-GAAP Financial Measures beginning on page 17.

Asset Quality
Provision for credit losses totaled $80.4 million for the second quarter 2026, compared to $213.2 million for the first quarter 2026, and $39.9 million for the second quarter 2025. Net loan charge-offs in the second quarter 2026 totaled $55.0 million, or 0.37% of average loans (annualized), compared to $208.5 million (or $56.0 million, as adjusted1), or 1.45% (or 0.39%, as adjusted1) in the first quarter 2026, and $29.6 million, or 0.22%, in the second quarter 2025.
Nonaccrual loans increased $70 million to $562 million during the quarter and increased $135 million from June 30, 2025. Loans past due 90 days and still accruing interest totaled $55 million at June 30, 2026, $56 million at March 31, 2026, and $51 million at June 30, 2025 (excluding government guaranteed loans of $248 million, $288 million, and $326 million, respectively). Loans past due 30-89 days and still accruing interest totaled $122 million at June 30, 2026, a decrease from $157 million at March 31, 2026, and a decrease from $175 million at June 30, 2025 (excluding government guaranteed loans of $102 million, $94 million, and $168 million, respectively). Criticized loans of $1.3 billion decreased $32 million during the quarter and decreased $168 million from June 30, 2025.
Repossessed assets totaled $126 million at June 30, 2026, compared to $123 million at March 31, 2026, and $218 million at June 30, 2025. Classified assets of $1.1 billion at June 30, 2026 increased $58 million from March 31, 2026, and decreased $133 million from June 30, 2025.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 13.3% at June 30, 2026, compared to 13.0% at March 31, 2026, and 16.4% at June 30, 2025.

1     Adjusted to exclude fraud related charge-offs associated with the LAM and Cantor loans. Refer to the reconciliations beginning on page 19 for non-GAAP financial measures that exclude these charge-offs and related mitigation actions.
2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2026 financial results at 12:00 p.m. ET on Wednesday, July 22, 2026. Participants may access the call by dialing 1-833-461-5787 and using access code 808307916 or via live audio webcast using the website link https://events.q4inc.com/attendee/808307916. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded, and the webcast replay will remain available for one year.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits and deposit optimization strategy, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; the outcome of legal proceedings, the amount of funds and/or collateral that may be available for repayment of such loans, and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loans; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With more than $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Midcap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com or follow Western Alliance Bank on LinkedIn.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries						.
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2026	2025		Change %
				(in millions)
Total assets				$98,701	$86,725		13.8%
Loans held for sale				4,347	3,022		43.8
Loans HFI, net of deferred fees				60,949	55,939		9.0
Investment securities				20,622	18,601		10.9
Total deposits				81,874	71,107		15.1
Borrowings				6,236	6,052		3.0
Qualifying debt				1,069	678		57.7
Total equity				8,135	7,407		9.8
Tangible common equity, net of tax (1)				6,906	6,168		12.0
Common equity Tier 1 capital				7,267	6,568		10.6

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	Change %	2026	2025		Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,231.9	$1,154.4	6.7%	$2,420.1	$2,250.0		7.6%
Interest expense	435.0	456.8	(4.8)	856.9	901.8		(5.0)
Net interest income	796.9	697.6	14.2	1,563.2	1,348.2		15.9
Provision for credit losses	80.4	39.9	NM	293.6	71.1		NM
Net interest income after provision for credit losses	716.5	657.7	8.9	1,269.6	1,277.1		(0.6)
Non-interest income	198.8	148.3	34.1	451.4	275.7		63.7
Non-interest expense	583.3	514.7	13.3	1,157.7	1,015.1		14.0
Income before income taxes	332.0	291.3	14.0	563.3	537.7		4.8
Income tax expense	63.2	53.5	18.1	105.3	100.8		4.5
Net income	268.8	237.8	13.0	458.0	436.9		4.8
Net income attributable to noncontrolling interest	7.1	7.4	(4.1)	14.2	7.4		91.9
Net income attributable to Western Alliance	261.7	230.4	13.6	443.8	429.5		3.3
Dividends on preferred stock	3.2	3.2	—	6.4	6.4		—
Net income available to common stockholders	$258.5	$227.2	13.8	$437.4	$423.1		3.4
Diluted earnings per common share	$2.36	$2.07	14.0	$3.99	$3.86		3.4

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	Change % (1)	2026			2025	Change % (1)
Diluted earnings per common share (2) / as adjusted (3)	$2.36	$2.07	14.0%	$3.99	/	$4.57	$3.86	3.4%
Book value per common share	69.11	61.77	11.9
Tangible book value per common share, net of tax (3)	63.24	55.87	13.2
Average common shares outstanding (in millions):
Basic	107.8	109.0	(1.1)	108.0			108.9	(0.8)
Diluted	108.0	109.6	(1.5)	108.1			109.6	(1.4)
Common shares outstanding	109.2	110.4	(1.1)

Selected Performance Ratios:
Return on average assets / as adjusted (3, 4)	1.09%	1.10%	(0.9)%	0.95%	/	1.08%	1.04%	(8.7)%
Return on average tangible common equity / as adjusted (3, 4)	15.3	14.9	2.7	12.9	/	14.7	14.2	(9.2)
Net interest margin (4)	3.53	3.53	—	3.54			3.50	1.1
Efficiency ratio (3)	58.0	60.1	(3.5)	56.9			61.7	(7.8)
Efficiency ratio, adjusted for deposit costs (3)	48.9	51.8	(5.6)	48.2			53.7	(10.2)
HFI loan to deposit ratio	74.4	78.7	(5.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding / as adjusted (2, 3)	0.37%	0.22%	68.2	0.90%	/	0.38%	0.21%	NM
Nonaccrual loans to funded HFI loans	0.92	0.76	21.1
Nonaccrual loans and repossessed assets to total assets	0.70	0.74	(5.4)
Allowance for loan losses to funded HFI loans	0.80	0.71	12.7
Allowance for credit losses to funded HFI loans	0.89	0.78	14.1
Allowance for loan losses to nonaccrual HFI loans	87	92	(5.4)
Allowance for credit losses to nonaccrual HFI loans	96	102	(5.9)

Capital Ratios:
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Tangible common equity (3)	7.0%	6.8%	7.2%
Common Equity Tier 1 (5)	11.0	11.0	11.2
Tier 1 Leverage ratio (5)	8.1	8.1	8.4
Tier 1 Capital (5)	12.0	12.0	12.3
Total Capital (5)	14.1	14.4	14.1

(1)    Represents percentage change in reported metric from the prior period.
(2)    Diluted earnings per share for the three and six months ended June 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.3 million and $5.6 million, respectively.
(3)    See Reconciliation of Non-GAAP Financial Measures.
(4)    Annualized on an actual/actual basis for periods less than 12 months.
(5)    Capital ratios for June 30, 2026 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Interest income:
Loans	$941.5	$914.3	$1,857.2	$1,795.3
Investment securities	245.4	201.5	465.3	369.5
Other	45.0	38.6	97.6	85.2
Total interest income	1,231.9	1,154.4	2,420.1	2,250.0
Interest expense:
Deposits	370.5	377.8	731.2	756.1
Qualifying debt	13.8	8.2	26.9	17.5
Borrowings	50.7	70.8	98.8	128.2
Total interest expense	435.0	456.8	856.9	901.8
Net interest income	796.9	697.6	1,563.2	1,348.2
Provision for credit losses	80.4	39.9	293.6	71.1
Net interest income after provision for credit losses	716.5	657.7	1,269.6	1,277.1
Non-interest income:
Service charges and fees	63.1	39.7	151.6	80.2
Net gain on mortgage loan origination and sale activities	53.4	39.4	126.1	88.9
Net loan servicing revenue	31.3	38.3	30.0	60.1
Income from bank owned life insurance	10.8	11.0	21.5	22.4
Gain on sales of investment securities	3.0	11.4	53.5	13.5
Fair value gain adjustments, net	12.8	0.1	15.9	1.1
Income (loss) from equity investments	11.9	2.9	25.2	(1.9)
Other	12.5	5.5	27.6	11.4
Total non-interest income	198.8	148.3	451.4	275.7
Non-interest expenses:
Salaries and employee benefits	204.3	179.9	409.8	362.3
Deposit costs	179.2	147.4	342.5	284.2
Data processing	52.1	45.0	105.2	90.2
Legal, professional, and directors' fees	32.8	25.3	63.4	54.2
Insurance	28.3	37.4	53.0	75.3
Occupancy	21.1	16.9	40.3	34.1
Loan servicing expenses	17.6	20.1	34.3	36.5
Loan acquisition and origination expenses	8.8	5.8	16.7	11.0
Business development and marketing	8.3	6.1	17.8	12.0
Other	30.8	30.8	74.7	55.3
Total non-interest expense	583.3	514.7	1,157.7	1,015.1
Income before income taxes	332.0	291.3	563.3	537.7
Income tax expense	63.2	53.5	105.3	100.8
Net income	268.8	237.8	458.0	436.9
Net income attributable to noncontrolling interest	7.1	7.4	14.2	7.4
Net income attributable to Western Alliance	261.7	230.4	443.8	429.5
Dividends on preferred stock	3.2	3.2	6.4	6.4
Net income available to common stockholders	$258.5	$227.2	$437.4	$423.1

Earnings per common share:
Diluted shares	108.0	109.6	108.1	109.6
Diluted earnings per share (1)	$2.36	$2.07	$3.99	$3.86
(1)    Diluted earnings per share for the three and six months ended June 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.3 million and $5.6 million, respectively.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(in millions, except per share data)
Interest income:
Loans	$941.5	$915.7	$936.2	$948.3	$914.3
Investment securities	245.4	219.9	221.6	231.7	201.5
Other	45.0	52.6	59.6	45.5	38.6
Total interest income	1,231.9	1,188.2	1,217.4	1,225.5	1,154.4
Interest expense:
Deposits	370.5	360.7	383.5	398.2	377.8
Qualifying debt	13.8	13.1	9.0	6.3	8.2
Borrowings	50.7	48.1	58.7	70.6	70.8
Total interest expense	435.0	421.9	451.2	475.1	456.8
Net interest income	796.9	766.3	766.2	750.4	697.6
Provision for credit losses	80.4	213.2	73.0	80.0	39.9
Net interest income after provision for credit losses	716.5	553.1	693.2	670.4	657.7
Non-interest income:
Service charges and fees	63.1	88.5	73.6	40.5	39.7
Net gain on mortgage loan origination and sale activities	53.4	72.7	91.1	75.5	39.4
Net loan servicing revenue (loss)	31.3	(1.3)	(1.4)	19.1	38.3
Income from bank owned life insurance	10.8	10.7	11.8	11.8	11.0
Gain on sales of investment securities	3.0	50.5	7.4	8.5	11.4
Fair value gain adjustments, net	12.8	3.1	3.5	8.3	0.1
Income from equity investments	11.9	13.3	12.2	7.8	2.9
Other	12.5	15.1	16.5	16.3	5.5
Total non-interest income	198.8	252.6	214.7	187.8	148.3
Non-interest expenses:
Salaries and employee benefits	204.3	205.5	201.7	193.5	179.9
Deposit costs	179.2	163.3	171.2	175.1	147.4
Data processing	52.1	53.1	48.9	48.1	45.0
Legal, professional, and directors' fees	32.8	30.6	33.6	28.1	25.3
Insurance	28.3	24.7	17.7	24.5	37.4
Occupancy	21.1	19.2	19.7	16.8	16.9
Loan servicing expenses	17.6	16.7	17.7	15.0	20.1
Loan acquisition and origination expenses	8.8	7.9	7.9	7.3	5.8
Business development and marketing	8.3	9.5	11.1	5.6	6.1
Other	30.8	43.9	22.7	30.4	30.8
Total non-interest expense	583.3	574.4	552.2	544.4	514.7
Income before income taxes	332.0	231.3	355.7	313.8	291.3
Income tax expense	63.2	42.1	62.5	53.3	53.5
Net income	268.8	189.2	293.2	260.5	237.8
Net income attributable to noncontrolling interest	7.1	7.1	7.1	7.1	7.4
Net income attributable to Western Alliance	261.7	182.1	286.1	253.4	230.4
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$258.5	$178.9	$282.9	$250.2	$227.2

Earnings per common share:
Diluted shares	108.0	108.7	109.3	109.8	109.6
Diluted earnings per share (1)	$2.36	$1.65	$2.59	$2.28	$2.07

(1)    Diluted earnings per share for the three months ended June 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.3 million.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(in millions)
Assets:
Cash and due from banks	$5,936	$8,554	$3,596	$5,756	$2,767
Investment securities	20,622	20,392	20,438	18,841	18,601
Loans held for sale	4,347	3,936	3,498	3,502	3,022
Loans held for investment:
Commercial and industrial	29,765	28,223	27,928	25,734	24,920
Commercial real estate - non-owner occupied	10,301	10,344	10,340	10,487	10,255
Commercial real estate - owner occupied	1,578	1,711	1,683	1,682	1,749
Construction and land development	4,241	4,080	4,055	4,065	4,526
Residential real estate	15,048	14,765	14,652	14,651	14,465
Consumer	16	19	19	27	24
Loans HFI, net of deferred fees	60,949	59,142	58,677	56,646	55,939
Allowance for loan losses	(487)	(461)	(461)	(440)	(395)
Loans HFI, net of deferred fees and allowance	60,462	58,681	58,216	56,206	55,544
Mortgage servicing rights	1,500	1,516	1,494	1,213	1,044
Premises and equipment, net	479	480	442	416	365
Operating lease right-of-use asset	119	125	131	134	130
Other assets acquired through foreclosure, net	126	123	137	130	218
Bank owned life insurance	1,075	1,067	1,057	1,045	1,033
Goodwill and other intangibles, net	644	646	649	651	653
Other assets	3,391	3,333	3,116	3,076	3,348
Total assets	$98,701	$98,853	$92,774	$90,970	$86,725
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$27,820	$28,078	$24,353	$26,628	$22,997
Interest bearing:
Demand	19,259	19,385	18,416	16,422	15,674
Savings and money market	24,886	25,414	24,586	24,627	22,231
Certificates of deposit	9,909	9,846	9,804	9,570	10,205
Total deposits	81,874	82,723	77,159	77,247	71,107
Borrowings	6,236	5,610	5,240	3,862	6,052
Qualifying debt	1,069	1,072	1,076	681	678
Operating lease liability	148	154	160	164	160
Accrued interest payable and other liabilities	1,239	1,386	1,193	1,326	1,321
Total liabilities	90,566	90,945	84,828	83,280	79,318
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,046	2,036	2,095	2,140	2,136
Retained earnings	5,952	5,740	5,607	5,371	5,165
Accumulated other comprehensive loss	(451)	(456)	(344)	(409)	(482)
Total Western Alliance stockholders' equity	7,842	7,615	7,653	7,397	7,114
Noncontrolling interest in subsidiary	293	293	293	293	293
Total equity	8,135	7,908	7,946	7,690	7,407
Total liabilities and equity	$98,701	$98,853	$92,774	$90,970	$86,725

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$461.1	$460.6	$440.4	$394.7	$388.6
Provision for credit losses (1)	81.3	209.0	64.8	76.8	35.7
Recoveries of loans previously charged-off:
Commercial and industrial	1.6	0.6	1.7	0.7	0.6
Commercial real estate - non-owner occupied	1.0	—	—	—	5.1
Commercial real estate - owner occupied	—	—	0.4	—	—
Construction and land development	—	—	1.5	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	0.1	—	—
Total recoveries	2.6	0.6	3.7	0.7	5.7
Loans charged-off:
Commercial and industrial	25.4	181.4	28.9	12.4	17.0
Commercial real estate - non-owner occupied	32.0	27.7	10.7	12.9	17.4
Commercial real estate - owner occupied	0.1	—	—	—	0.2
Construction and land development	0.1	—	8.6	6.3	0.6
Residential real estate	—	—	—	—	0.1
Consumer	—	—	0.1	0.2	—
Total loans charged-off	57.6	209.1	48.3	31.8	35.3
Net loan charge-offs	55.0	208.5	44.6	31.1	29.6
Balance, end of period	$487.4	$461.1	$460.6	$440.4	$394.7

Allowance for unfunded loan commitments
Balance, beginning of period	$53.3	$49.6	$42.3	$39.2	$35.1
(Recovery of) provision for credit losses (1)	(1.3)	3.7	7.3	3.1	4.1
Balance, end of period (2)	$52.0	$53.3	$49.6	$42.3	$39.2

Components of the allowance for credit losses on loans
Allowance for loan losses	$487.4	$461.1	$460.6	$440.4	$394.7
Allowance for unfunded loan commitments	52.0	53.3	49.6	42.3	39.2
Total allowance for credit losses on loans	$539.4	$514.4	$510.2	$482.7	$433.9

Net charge-offs to average loans - annualized	0.37%	1.45%	0.31%	0.22%	0.22%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.80%	0.78%	0.78%	0.78%	0.71%
Allowance for credit losses to funded HFI loans (3)	0.89	0.87	0.87	0.85	0.78
Allowance for loan losses to nonaccrual HFI loans	87	94	92	84	92
Allowance for credit losses to nonaccrual HFI loans	96	105	102	92	102
(1)    The above tables reflect only the provision for credit losses on funded and unfunded loans. For the three months ended June 30, 2026, provision for credit losses for HTM investment securities totaled $0.4 million. The allowance for credit losses on HTM investment securities totaled $13.8 million as of June 30, 2026.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $10.2 million as of June 30, 2026 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans (1)	$562	$492	$500	$522	$427
Nonaccrual loans to funded HFI loans	0.92%	0.83%	0.85%	0.92%	0.76%
Repossessed assets	$126	$123	$137	$130	$218
Nonaccrual loans and repossessed assets to total assets	0.70%	0.62%	0.69%	0.72%	0.74%

Loans Past Due
Loans past due 90 days, still accruing (2)	$55	$56	$66	$49	$51
Loans past due 90 days, still accruing to funded HFI loans (2)	0.09%	0.09%	0.11%	0.09%	0.09%
Loans past due 30 to 89 days, still accruing (3)	$122	$157	$108	$196	$175
Loans past due 30 to 89 days, still accruing to funded HFI loans (2)	0.20%	0.27%	0.18%	0.35%	0.31%

Other credit quality metrics
Special mention loans	$316	$403	$325	$292	$444
Special mention loans to funded HFI loans	0.52%	0.68%	0.55%	0.52%	0.79%

Classified loans on accrual	$440	$455	$450	$476	$615
Classified loans on accrual to funded HFI loans	0.72%	0.77%	0.77%	0.84%	1.10%
Classified assets (1)	$1,128	$1,070	$1,088	$1,129	$1,261
Classified assets to total assets	1.14%	1.08%	1.17%	1.24%	1.45%
(1)    Includes senior liens acquired to protect the Company's position with respect to its Cantor loan of $64 million and $13 million as of June 30, 2026 and March 31, 2026, respectively.
(2)    Excludes government guaranteed residential mortgage loans of $248 million, $288 million, $290 million, $282 million, and $326 million as of each respective date in the table above.
(3)    Excludes government guaranteed residential mortgage loans of $102 million, $94 million, $145 million, $149 million, and $168 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2026			March 31, 2026
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,653	$84.9	6.02%	$5,469	$80.2	5.95%
Loans HFI:
Commercial and industrial	28,364	426.4	6.07	27,560	413.3	6.13
CRE - non-owner occupied	10,296	169.6	6.61	10,317	169.9	6.68
CRE - owner occupied	1,574	23.8	6.07	1,694	24.8	6.00
Construction and land development	4,191	80.8	7.78	3,983	76.4	7.79
Residential real estate	14,879	155.7	4.20	14,611	150.8	4.19
Consumer	17	0.3	6.57	19	0.3	7.48
Total HFI loans (1), (2), (3), (4)	59,321	856.6	5.82	58,184	835.5	5.85
Investment securities:
Taxable	19,474	220.2	4.54	17,696	195.4	4.48
Tax-exempt	2,312	25.2	5.50	2,278	24.5	5.50
Total investment securities (1)	21,786	245.4	4.64	19,974	219.9	4.59
Cash and other	4,901	45.0	3.68	5,327	52.6	4.01
Total interest earning assets	91,661	1,231.9	5.43	88,954	1,188.2	5.46
Non-interest earning assets
Cash and due from banks	544			543
Allowance for loan losses	(482)			(464)
Bank owned life insurance	1,069			1,060
Other assets	5,692			5,509
Total assets	$98,484			$95,602
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$19,316	$102.5	2.13%	$18,946	$99.5	2.13%
Savings and money market	24,995	174.4	2.80	24,611	168.7	2.78
Certificates of deposit	9,873	93.6	3.80	9,724	92.5	3.86
Total interest-bearing deposits	54,184	370.5	2.74	53,281	360.7	2.75
Short-term borrowings	3,329	33.9	4.08	2,948	29.5	4.05
Long-term debt	1,158	16.8	5.83	1,353	18.6	5.59
Qualifying debt	1,071	13.8	5.17	1,077	13.1	4.92
Total interest-bearing liabilities	59,742	435.0	2.92	58,659	421.9	2.92
Interest cost of funding earning assets			1.90			1.92
Non-interest-bearing liabilities
Non-interest-bearing deposits	29,351			27,352
Other liabilities	1,379			1,470
Equity	8,012			8,121
Total liabilities and equity	$98,484			$95,602
Net interest income and margin (5)		$796.9	3.53%		$766.3	3.54%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.1 million for each of the three months ended June 30, 2026 and March 31, 2026.
(2)    Included in the yield computation are net loan fees of $25.5 million and $23.9 million for the three months ended June 30, 2026 and March 31, 2026, respectively
(3)    Interest income includes a reduction for earnings credits totaling $52.5 million and $48.7 million for the three months ended June 30, 2026 and March 31, 2026, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,653	$84.9	6.02%	$4,859	$74.0	6.11%
Loans HFI:
Commercial and industrial	28,364	426.4	6.07	24,094	392.1	6.58
CRE - non-owner occupied	10,296	169.6	6.61	10,253	181.9	7.12
CRE - owner occupied	1,574	23.8	6.07	1,788	26.7	6.11
Construction and land development	4,191	80.8	7.78	4,290	88.7	8.29
Residential real estate	14,879	155.7	4.20	14,399	150.3	4.19
Consumer	17	0.3	6.57	32	0.6	7.07
Total loans HFI (1), (2), (3), (4)	59,321	856.6	5.82	54,856	840.3	6.17
Investment securities:
Taxable	19,474	220.2	4.54	15,099	177.4	4.71
Tax-exempt	2,312	25.2	5.50	2,215	24.1	5.46
Total investment securities (1)	21,786	245.4	4.64	17,314	201.5	4.81
Cash and other	4,901	45.0	3.68	3,496	38.6	4.43
Total interest earning assets	91,661	1,231.9	5.43	80,525	1,154.4	5.80
Non-interest earning assets
Cash and due from banks	544			346
Allowance for loan losses	(482)			(403)
Bank owned life insurance	1,069			1,026
Other assets	5,692			4,905
Total assets	$98,484			$86,399
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$19,316	$102.5	2.13%	$15,707	$97.2	2.48%
Savings and money market accounts	24,995	174.4	2.80	21,736	170.6	3.15
Certificates of deposit	9,873	93.6	3.80	10,084	110.0	4.38
Total interest bearing deposits	54,184	370.5	2.74	47,527	377.8	3.19
Short-term borrowings	3,329	33.9	4.08	3,048	35.7	4.69
Long-term debt	1,158	16.8	5.83	2,498	35.1	5.64
Qualifying debt	1,071	13.8	5.17	826	8.2	4.01
Total interest bearing liabilities	59,742	435.0	2.92	53,899	456.8	3.40
Interest cost of funding earning assets			1.90			2.28
Non-interest bearing liabilities
Non-interest bearing deposits	29,351			23,569
Other liabilities	1,379			1,576
Equity	8,012			7,355
Total liabilities and equity	$98,484			$86,399
Net interest income and margin (5)		$796.9	3.53%		$697.6	3.53%
(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.1 million and $10.2 million for the three months ended June 30, 2026 and 2025, respectively.
(2)    Included in the yield computation are net loan fees of $25.5 million for each of the three months ended June 30, 2026 and 2025.
(3)    Interest income includes a reduction for earnings credits totaling of $52.5 million and $61.3 million for the three months ended June 30, 2026 and 2025, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,561	$165.1	5.99%	$4,581	$140.5	6.19%
Loans HFI:
Commercial and industrial	27,964	839.7	6.10	23,466	758.0	6.57
CRE - non-owner occupied	10,306	339.5	6.64	10,133	357.1	7.11
CRE - owner occupied	1,634	48.6	6.04	1,833	55.4	6.20
Construction and land development	4,088	157.2	7.78	4,348	180.5	8.37
Residential real estate	14,746	306.5	4.19	14,373	302.5	4.24
Consumer	18	0.6	7.04	39	1.3	6.85
Total loans HFI (1), (2), (3), (4)	58,756	1,692.1	5.83	54,192	1,654.8	6.19
Investment securities:
Taxable	18,590	415.5	4.51	14,065	320.9	4.60
Tax-exempt	2,295	49.8	5.50	2,235	48.6	5.49
Total investment securities (1)	20,885	465.3	4.62	16,300	369.5	4.72
Cash and other	5,113	97.6	3.85	3,788	85.2	4.54
Total interest earning assets	90,315	2,420.1	5.45	78,861	2,250.0	5.81
Non-interest earning assets
Cash and due from banks	543			339
Allowance for loan losses	(473)			(400)
Bank owned life insurance	1,065			1,020
Other assets	5,601			4,813
Total assets	$97,051			$84,633
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$19,132	$202.1	2.13%	$15,788	$197.1	2.52%
Savings and money market accounts	24,804	343.1	2.79	21,473	335.4	3.15
Certificates of deposit	9,799	186.0	3.83	10,051	223.6	4.49
Total interest bearing deposits	53,735	731.2	2.74	47,312	756.1	3.22
Short-term borrowings	3,139	63.3	4.07	2,389	56.4	4.76
Long-term debt	1,255	35.5	5.70	2,575	71.8	5.62
Qualifying debt	1,074	26.9	5.04	862	17.5	4.10
Total interest bearing liabilities	59,203	856.9	2.92	53,138	901.8	3.42
Interest cost of funding earning assets			1.91			2.31
Non-interest bearing liabilities
Non-interest bearing deposits	28,357			22,837
Other liabilities	1,425			1,530
Equity	8,066			7,128
Total liabilities and equity	$97,051			$84,633
Net interest income and margin (5)		$1,563.2	3.54%		$1,348.2	3.50%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $20.2 million and $20.3 million for the six months ended June 30, 2026 and 2025, respectively.
(2)    Included in the yield computation are net loan fees of $49.4 million and $49.3 million for the six months ended June 30, 2026 and 2025, respectively.
(3)    Interest income includes a reduction for earnings credits totaling $101.2 million and $119.4 million for the six months ended June 30, 2026 and 2025, respectively.
(4)    Includes nonaccrual loans.
(5)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Income Statement Classification of Earnings Credit and Referral Costs
Unaudited
The below table presents the income statement classification for total earnings credit and referral costs incurred on deposits:

	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Income statement line item	(in millions)
Interest income (1)	$52.5	$48.7	$56.6	$64.9	$61.3
Service charges and fees (1)	8.4	8.3	7.2	5.4	4.4
Deposit costs (2)	173.3	157.3	165.0	169.1	142.8
Total earnings credit and referral costs	$234.2	$214.3	$228.8	$239.4	$208.5

(1)     Earnings credits recorded as a reduction to Interest income and Service charges and fees.
(2)     Deposit costs also included $5.9 million, $6.0 million, $6.2 million, $6.0 million, and $4.6 million in other deposit related costs for each respective period in the table above, primarily associated with reciprocal deposits.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(in millions)
Net interest income	$796.9	$766.3	$766.2	$750.4	$697.6
Total non-interest income	198.8	252.6	214.7	187.8	148.3
Net revenue	$995.7	$1,018.9	$980.9	$938.2	$845.9
Total non-interest expense	583.3	574.4	552.2	544.4	514.7
Pre-provision net revenue (1)	$412.4	$444.5	$428.7	$393.8	$331.2
Less:
Provision for credit losses	80.4	213.2	73.0	80.0	39.9
Income tax expense	63.2	42.1	62.5	53.3	53.5
Net income	$268.8	$189.2	$293.2	$260.5	$237.8

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(dollars in millions)
Total non-interest expense	$583.3	$574.4	$552.2	$544.4	$514.7
Less: Deposit costs	179.2	163.3	171.2	175.1	147.4
Total non-interest expense, excluding deposit costs	404.1	411.1	381.0	369.3	367.3
Divided by:
Total net interest income	796.9	766.3	766.2	750.4	697.6
Plus:
Tax equivalent interest adjustment	10.1	10.1	9.9	9.7	10.2
Total non-interest income	198.8	252.6	214.7	187.8	148.3
Less: Deposit costs	179.2	163.3	171.2	175.1	147.4
	$826.6	$865.7	$819.6	$772.8	$708.7
Efficiency ratio (2)	58.0%	55.8%	55.7%	57.4%	60.1%
Efficiency ratio, adjusted for deposit costs (2)	48.9%	47.5%	46.5%	47.8%	51.8%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(in millions, except per share data)
Total equity	$8,135	$7,908	$7,946	$7,690	$7,407
Less:
Goodwill and intangible assets, net	644	646	649	651	653
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	293	293	293
Total tangible common equity	6,903	6,674	6,709	6,451	6,166
Plus: deferred tax - attributed to intangible assets	3	3	2	2	2
Total tangible common equity, net of tax	$6,906	$6,677	$6,711	$6,453	$6,168
Total assets	$98,701	$98,853	$92,774	$90,970	$86,725
Less: goodwill and intangible assets, net	644	646	649	651	653
Tangible assets	98,057	98,207	92,125	90,319	86,072
Plus: deferred tax - attributed to intangible assets	3	3	2	2	2
Total tangible assets, net of tax	$98,060	$98,210	$92,127	$90,321	$86,074
Tangible common equity ratio (3)	7.0%	6.8%	7.3%	7.1%	7.2%
Common shares outstanding	109.2	109.2	109.5	110.2	110.4
Tangible book value per share, net of tax (3)	$63.24	$61.14	$61.29	$58.56	$55.87

Return on Average Tangible Common Equity:
	Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
	(in millions)
Net income available to common shareholders	$258.5	$178.9	$282.9	$250.2	$227.2
Divided by:
Average equity	8,012	8,121	7,864	7,607	7,355
Less:
Average goodwill and intangible assets	646	648	650	652	655
Average preferred stock	295	295	295	295	295
Average noncontrolling interest in subsidiary	293	293	293	293	293
Average tangible common equity	$6,778	$6,885	$6,625	$6,366	$6,112
Return on average tangible common equity (1)	15.3%	10.5%	16.9%	15.6%	14.9%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited
The adjusted revenue, earnings and return metrics presented below for the six months ended June 30, 2026 and the three months ended March 31, 2026 exclude the impact to provision for credit losses of charging off the remaining balance of the LAM loan as well as gains from sales of investment securities that were executed as part of the Company's mitigation strategy, as applicable. In addition, net charge-offs for the six months ended June 30, 2026 and three months ended March 31, 2026 have been adjusted to exclude the impact of fraud related charge-offs associated with the LAM and Cantor loans.

Net Revenue and Pre-Provision Net Revenue, As Adjusted
	Six Months Ended June 30, 2026	Three Months Ended March 31, 2026
	(in millions)
Net revenue	$2,014.6	$1,018.9
Adjusted for:
Gain on sales of investment securities	(50.5)	(50.5)
Net revenue, as adjusted	$1,964.1	$968.4
Total non-interest expense	1,157.7	574.4
Pre-provision net revenue, as adjusted (1)	$806.4	$394.0
Less:
Provision for credit losses	293.6	213.2
Income tax expense	105.3	42.1
Gain on sales of investment securities	(50.5)	(50.5)
Net income	$458.0	$189.2

Earnings per Share, As Adjusted:
	Six Months Ended June 30, 2026	Three Months Ended March 31, 2026
	(in millions, except per share data)
Net income	$458.0	$189.2
Adjusted for:
Gain on sales of investment securities	(50.5)	(50.5)
Provision for credit losses on LAM	126.4	126.4
Tax effect of adjustments	(13.8)	(13.8)
Net income, as adjusted	520.1	251.3
Net income attributable to noncontrolling interest	14.2	7.1
Dividends on preferred stock	6.4	3.2
Net income available to common stockholders, as adjusted	$499.5	$241.0
Diluted shares	108.1	108.7
Diluted earnings per share, as adjusted (1)	$4.57	$2.22

Return on Average Assets, As Adjusted:
	Six Months Ended June 30, 2026	Three Months Ended March 31, 2026
	(dollars in millions)
Net income, as adjusted	$520.1	$251.3
Divided by:
Average assets	$97,051	$95,602
Return on average assets, as adjusted (1)	1.08%	1.07%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Tangible Common Equity, As Adjusted:
	Six Months Ended June 30, 2026	Three Months Ended March 31, 2026
	(dollars in millions)
Net income available to common stockholders, as adjusted	$499.5	$241.0
Divided by: Average equity	8,066	8,121
Less:
Average goodwill and intangible assets	647	648
Average preferred stock	295	295
Average noncontrolling interest in subsidiary	293	293
Average tangible common equity	$6,831	$6,885
Return on average tangible common equity (1)	12.9%	10.5%
Return on average tangible common equity, as adjusted (1)	14.7%	14.2%

Net Charge-Offs and Net Charge-Offs to Average Loans, As Adjusted:
	Six Months Ended June 30, 2026	Three Months Ended March 31, 2026
	(dollars in millions)
Net charge-offs	$263.5	$208.5
Adjusted for fraud related charge-offs:
LAM	(126.4)	(126.4)
Cantor	(26.1)	(26.1)
Net charge-offs, as adjusted	$111.0	$56.0
Divided by: Average HFI loans	58,756	58,184
Net charge-offs to average loans - annualized, as adjusted	0.38%	0.39%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.